EXHIBIT 99.6

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On June 27, 2006, we entered into an agreement to acquire all the outstanding equity interests in Alberta Investments, Inc. and Alliance Haulers, Inc. for $165 million, subject to specified adjustments. We refer to this transaction as the “Alberta acquisition.” We refer to our senior subordinated notes offering and our anticipated borrowing under our senior secured credit facility to finance a portion of the Alberta acquisition as the “financing transactions.”

The following unaudited pro forma combined financial information reflects our historical results as adjusted on a pro forma basis to give effect to the Alberta acquisition and the financing transactions. The unaudited pro forma balance sheet information gives effect to these transactions as if they occurred on March 31, 2006. The unaudited pro forma combined statement of operations information for the year ended December 31, 2005 and the three months ended March 31, 2006 gives effect to these transactions as if they occurred on January 1, 2005. The pro forma adjustments are based on available information and assumptions that our management believes are reasonable and are described in the related notes. The pro forma adjustments do not give effect to several other acquisitions, including the two acquisitions we completed in April 2006 and one acquisition we completed in early June 2006, as these acquisitions were not of a level of significance (either individually or collectively) so as to require their pro forma effects to be reflected in the following unaudited pro forma financial information pursuant to the rules and regulations of the SEC governing the preparation of pro forma financial information.

The historical statement of operations information for the year ended December 31, 2005 is derived from the audited consolidated financial statements of U.S. Concrete and Alberta Investments. The historical statement of operations information for the three ended March 31, 2006 and the historical balance sheet information as of March 31, 2006 is derived from the unaudited consolidated financial statements of U.S. Concrete and Alberta Investments. We have provided the historical information regarding us and our subsidiaries and the assumptions and adjustments for the pro forma information, and Alberta Investments has provided the historical information regarding Alberta Investments, its subsidiaries and Alliance Haulers.

The unaudited pro forma combined financial statements are presented for informational purposes only and are not necessarily indicative of the combined financial position or results of operations which would have been realized had the transactions been effective as of or for the periods presented or the combined financial position or results of operations of U.S. Concrete and its subsidiaries (including the entities to be acquired in the Alberta acquisition) in the future. The unaudited pro forma combined financial statements and related adjustments reflecting the Alberta acquisition under the purchase method of accounting are based on various preliminary estimates and assumptions. The actual adjustments to our consolidated financial statements upon consummation of the Alberta acquisition and the allocation of the purchase price will depend upon a number of factors, including additional financial information available at such time, purchase price adjustments under the stock purchase agreement relating to the acquisition, changes in values, final appraisals of land and equipment and changes in the operating results of the entities to be acquired between the date of preparation of this pro forma financial information and the effective time of the acquisition. Accordingly, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible that the differences could be material.

You should read the unaudited pro forma combined financial information in conjunction with the consolidated financial statements and related notes in our annual report on Form 10-K for the year ended December 31, 2005, our unaudited condensed consolidated financial statements and related notes reported on Form 10-Q for the three months ended March 31, 2006, and the consolidated financial statements and related notes of Alberta Investments, Inc. filed as part of the current report on Form 8-K to which this exhibit is attached.

U.S. CONCRETE, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
March 31, 2006

			Pro Forma
	U.S.	Alberta	Offering and
	Concrete,	Investments,	Financing		Acquisition
	Inc.	Inc.	Adjustments		Adjustments		Combined
	(In thousands)

ASSETS
Current Assets:
Cash and cash equivalents	$109,178	$710	$95,257	2(a)	$(154,774)	3(a)	$50,371
Trade accounts receivable, net	78,419	20,899	—		—		99,318
Inventories	24,608	3,581	—		—		28,189
Prepaid expenses	4,165	1,243	—		—		5,408
Other current assets	13,907	524	—		—		14,431

Total current assets	230,277	26,957	95,257		(154,774)		197,717

Properties, plant and equipment, net	149,584	55,286	—		11,574	3(b)	216,444
Goodwill	182,856	6,185	—		99,330	3(c)	288,371
Other assets	11,479	21	2,743	2(b)	500	3(d)	14,743

Total assets	$574,196	$88,449	$98,000		$(43,370)		$717,275

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$390	$4,600	$—		$—		$4,990
Accounts payable	36,011	9,492	—		—		45,503
Accrued liabilities	43,087	3,951	—		818	3(e)	47,856

Total current liabilities	79,488	18,043	—		818		98,349

Long-term debt, net of current maturities	200,450	9,092	98,000	2(a)	—		307,542
Other long-term obligations and deferred credits	5,039	787	—		—		5,826
Deferred income taxes	17,153	11,768	—		4,571	3(f)	33,492

Total liabilities	302,130	39,690	98,000		5,389		445,209

Stockholders’ equity:
Common stock	38	1	—		(1)	3(g)	38
Additional paid-in capital	259,063	1,450	—		(1,450)	3(g)	259,063
Treasury stock, at cost	(965)	—	—		—		(965)
Retained earnings	13,930	47,308	—		(47,308)	3(g)	13,930

Total stockholders’ equity	272,066	48,759	—		(48,759)		272,066

Total liabilities and stockholders’ equity	$574,196	$88,449	$98,000		$(43,370)		$717,275

See Notes to Unaudited Pro Forma Combined Financial Information

U.S. CONCRETE, INC.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
For the Quarter Ended March 31, 2006

			Pro Forma
		Alberta	Offering and
	U.S.	Investments,	Financing		Acquisition
	Concrete, Inc.	Inc.	Adjustments		Adjustments		Combined
	(In thousands)

Sales	$139,594	$47,555	$—		$—		$187,149
Cost of goods sold before depreciation, depletion and amortization	120,796	39,719	—		—		160,515
Selling, general and administrative expenses	15,434	1,515	—		(165)	3(i)	16,784
Depreciation, depletion and amortization	4,176	2,153	—		(8)	3(h)	6,321

Income (loss) from operations	(812)	4,168	—		173		3,529
Interest income	696	—	—		(696)	3(j)	—
Interest expense	4,632	215	2,037	2(c)	—		6,884
Other income, net	387	241	—		—		628

Income (loss) before income tax provision (benefit)	(4,361)	4,194	(2,037)		(523)	3(k)	(2,727)
Income tax provision (benefit)	(1,660)	1,322	(794)	2(c)	44	3(h)	(1,088)

Net income (loss)	$(2,701)	$2,872	$(1,243)		$(567)		$(1,639)

Earnings (loss) per share:
Basic	(0.08)						(0.05)
Diluted	(0.08)						(0.05)
Number of shares used in calculating earnings (loss) per share:
Basic	33,669						33,669
Diluted	33,669						33,669

See Notes to Unaudited Pro Forma Combined Financial Information

U.S. CONCRETE, INC.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2005

			Pro Forma
		Alberta	Offering and
	U.S.	Investments,	Financing		Acquisition
	Concrete, Inc.	Inc.	Adjustments		Adjustments		Combined
	(In thousands)

Sales	$575,655	$170,654	$—		$—		$746,309
Cost of goods sold before depreciation, depletion and amortization	472,010	143,282	—		—		615,292
Selling, general and administrative expenses	54,028	5,507	—		(705)	3(i)	58,830
Depreciation, depletion and amortization	13,591	8,022	—		559	3(h)	22,172

Income from operations	36,026	13,843	—		146		50,015
Interest income	857	—	—		(857)	3(j)	—
Interest expense	18,172	939	7,815	2(c)	—		26,926
Other income, net	2,022	1,206	—		—		3,228

Income before income tax provision	20,733	14,110	(7,815)		(711)	3(k)	26,317
Income tax provision	8,121	4,733	(3,048)	2(c)	269	3(h)	10,075

Net income (loss)	$12,612	$9,377	$(4,767)		$(980)		$16,242

Earnings (loss) per share:
Basic	0.44						0.57
Diluted	0.43						0.56
Number of shares used in calculating earnings (loss) per share:
Basic	28,655						28,655
Diluted	29,229						29,229

See Notes to Unaudited Pro Forma Combined Financial Information

NOTES TO UNAUDITED PRO FORMA COMBINED
FINANCIAL INFORMATION

1.	Basis of Presentation

The unaudited pro forma combined balance sheet as of March 31, 2006 has been adjusted to give effect to the Alberta acquisition and the financing transactions as if they occurred on March 31, 2006. The unaudited pro forma combined statements of operations for the three months ended March 31, 2006 and for the year ended December 31, 2005 give effect to the Alberta acquisition and the financing transactions as if they occurred on January 1, 2005.

Alberta Investments’ consolidated financial statements include the accounts of Alliance Haulers, which is considered to be economically dependent on Redi-Mix, L.P., a wholly owned subsidiary of Alberta Investments.

The unaudited pro forma combined balance sheet as of March 31, 2006 and unaudited pro forma combined statements of operations for the three-month period ended March 31, 2006 and for the year ended December 31, 2005 have been prepared based on the following information:

a) Unaudited condensed consolidated financial statements of U.S. Concrete and its subsidiaries as of and for the three months ended March 31, 2006;

b) Audited consolidated financial statements of U.S. Concrete and its subsidiaries as of and for the year ended December 31, 2005;

c) Unaudited consolidated financial statements of Alberta Investments and its subsidiaries as of and for the three months ended March 31, 2006;

d) Audited consolidated financial statements of Alberta Investments and its subsidiaries as of and for the year ended December 31, 2005; and

e) Other supplementary information we considered necessary for the purpose of reflecting the transactions contemplated in the pro forma combined financial statements.

The pro forma adjustments reflecting the Alberta acquisition under the purchase method of accounting are based on various preliminary estimates and assumptions. The actual adjustments to our consolidated financial statements upon consummation of the Alberta acquisition and the allocation of the purchase price will depend upon a number of factors, including additional financial information available at such time, purchase price adjustments under the stock purchase agreement relating to the acquisition, changes in values, final appraisals of land and equipment and changes in the operating results of the entities to be acquired between the date of preparation of this pro forma financial information and the effective time of the acquisition. Accordingly, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible that the differences could be material. We believe that such assumptions provide a reasonable basis for presenting all of the significant effects of the transactions contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma combined financial information.

A summary of the preliminary pro forma purchase price allocation for the Alberta acquisition and the financing transactions is as follows (in thousands):

Estimated Purchase Price

Cash to sellers	$154,104
Acquisition-related transaction costs	670

$154,774

NOTES TO UNAUDITED PRO FORMA COMBINED
FINANCIAL INFORMATION

Preliminary Purchase Price Allocation

Cash	$710
Other current assets	26,247
Property, plant and equipment	66,860
Goodwill	105,515
Other assets	521

Total assets acquired	199,853

Current liabilities excluding debt	14,261
Debt	13,692
Other long-term liabilities	17,126

Total liabilities assumed	45,079

Net assets acquired	$154,774

For purposes of these pro forma combined financial statements, we have allocated to goodwill the excess of the estimated purchase price over the estimated fair value of the net assets acquired, including identifiable intangible assets. We have not allocated any amounts to pre-acquisition contingencies. The pro forma combined financial statements do not include the anticipated financial benefits from items such as cost and revenue synergies arising from the acquisition, nor do the pro forma combined financial statements include any anticipated costs of integration we will incur.

Also, for purposes of these pro forma combined financial statements, the presentation of certain historical items of Alberta Investments has been modified to conform to this pro forma presentation.

2.	Issuance of Senior Subordinated Notes and Borrowing Under Senior Secured Credit Facility

The pro forma adjustments reflect the following assumptions regarding this offering and our concurrent borrowing under our senior secured credit facility to fund in part the payment of the purchase price for the Alberta acquisition.

(a) Reflects the issuance at par of $75 million in aggregate principal amount of the notes offered hereby and a $23 million borrowing under our senior secured credit facility, the proceeds from which are used to complete the acquisition of Alberta Investments. Cash from the issuance of the notes is reduced for the estimated debt offering costs incurred in conjunction with the Alberta acquisition.

(b) Reflects the increase in debt offering costs associated with the issuance of $75 million in aggregate principal amount of the notes offered hereby and similar fees associated with the amendment to the senior secured credit facility, including an extension of its term to March 2011, which will be amortized as interest expense over the remaining life of the related debt.

(c) Reflects additional interest expense, including debt offering cost amortization recorded as interest expense, and related tax effects associated with the issuance of $75 million in aggregate principal amount of notes and $23 million of new borrowings under our senior secured credit facility.

3.	Acquisition of Alberta Investments

The pro forma adjustments assume the following with respect to the Alberta acquisition:

(a) Reflects the payment of cash purchase consideration totaling $154.8 million, inclusive of estimated acquisition-related transaction costs, to the sellers.

NOTES TO UNAUDITED PRO FORMA COMBINED
FINANCIAL INFORMATION

(b) Reflects the preliminary fair value adjustments required to bring the carrying value of the property, plant and equipment associated with the assets acquired and liabilities assumed in the Alberta acquisition to the preliminary estimated fair value of $66.9 million. Included in this estimate is the preliminary fair value assessment of property, plant and equipment of $53.2 million and aggregate reserves of $13.7 million. The final valuation will be based on real property and other appraisals and will not be known until after the Alberta acquisition is completed.

(c) Represents the elimination of Alberta Investments’ existing goodwill of $6.2 million, offset by the adjustment to reflect the excess of the purchase price of Alberta Investments over the estimated fair value of the net assets to be acquired, as goodwill of $105.5 million. The assigned goodwill value is not deductible for federal income tax purposes.

(d) Represents the fair value adjustment associated with the estimated fair value of non-compete agreements associated with the current management of Alberta Investments.

(e) Represents an accrual for estimated transaction-related bonuses for certain members of the management of Alberta Investments associated with the closing of the Alberta acquisition, which are expected to be paid subsequent to closing in the amount of $0.8 million, net of tax, and assuming the acquisition occurred on March 31, 2006. The actual bonus to be paid will be based on a percentage of consolidated pre-tax income of Alberta Investments for the period between January 1, 2006 and 12:01 a.m. Central Time on the first day of the month of the closing of the transaction.

(f) Deferred income taxes liabilities have been increased to reflect the estimated impact of income tax on the fair value adjustments to Alberta Investments’ balance sheet assets and liabilities as described above. An effective income tax rate of 35% has been used to calculate this adjustment.

(g) Alberta Investments’ common stock, additional paid-in capital and retained earnings have been eliminated to reflect the effect of the acquisition.

(h) Represents the adjustment required to record depreciation, depletion and amortization, and reflects the related tax effects thereof associated with the estimated fair values assigned to Alberta Investments’ property, plant and equipment, as well as identifiable intangibles in the preliminary purchase price allocation.

(i) Represents the elimination of the management fees paid by Alberta Investments to its controlling affiliate, which will discontinue upon the completion of the Alberta acquisition.

(j) Represents the elimination of interest income for U.S. Concrete as a result of a reduction in cash on hand associated with the Alberta acquisition.

(k) Represents the adjustment to reflect the aggregate pro forma income tax effect of the adjustments more fully described in notes 2(c), 3(h), 3(i) and 3(j) and Alberta Investments’ historical income before income tax provision (benefit) at an effective income tax rate of 35%.

4.	Earnings Per Share

Basic and diluted pro forma earnings per share for the three months ended March 31, 2006 and for the year ended December 31, 2005 have been calculated based on the estimated weighted average number of common shares outstanding as of the end of the respective periods on a pro forma basis. The weighted average number of common shares outstanding for U.S. Concrete was 33.7 million basic and diluted common shares for the three months ended March 31, 2006 and 28.7 million basic common shares and 29.2 million diluted common shares for the year ended December 31, 2005.